UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

 PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 18, 2012

Rockwood Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32609	52-2277366
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

100 Overlook Center, Princeton, New Jersey 08540
(Address of principal executive office)(Zip Code)

(609) 514-0300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      Submission of Matters to a Vote of Security Holders.

At the annual meeting of stockholders of Rockwood Holdings, Inc. (the “Company”) held on May 18, 2012, the Company’s stockholders (“Stockholders”) voted on the following proposals, the final voting results of which are described below:

(i)   The board of directors of the Company (the “Board of Directors”) nominated the following individuals to stand for election, and each nominee was elected by a plurality of the votes cast by shares entitled to vote in the election of directors at the meeting. Such directors shall serve until the 2015 annual meeting of Stockholders and until their successors are duly elected and qualified.

	Number of	Number of Votes	Number of Broker
Nominee	Votes For	Withheld	Non-Votes
Nance K. Dicciani	66,675,203	791,495	5,049,621
J. Kent Masters	67,036,235	430,463	5,049,621

(ii)   The audit committee of the Board of Directors appointed the accounting firm Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012 and submitted such appointment for ratification by the Stockholders. The Stockholders ratified, by a majority of the shares present in person or represented and entitled to vote on the matter, the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2012.

Number of	Number of	Number of Votes	Number of Broker
Votes For	Votes Against	Abstained	Non-Votes
72,345,476	154,859	15,984	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCKWOOD HOLDINGS, INC.

	By:	/s/ Michael W. Valente
		Name:	Michael W. Valente
		Title:	Assistant Secretary

Dated: May 18, 2012